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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

1. AKAMAI Ltd. -- Incorporated in the United Kingdom
2. AKAMAI GMBH -- Incorporated in Germany
3. AKAMAI SARL -- Incorporated in France
4. AKAMAI SECURITIES CORPORATION -- Incorporated in Massachusetts
5. NETWORK24 COMMUNICATIONS, Inc. -- Incorporated in California
6. INTERVU Inc. -- Incorporated in Delaware
7. NETPODIUM Inc. -- Incorporated in Washington
8. VIDEOLINK COMMUNICATIONS Inc. -- Incorporated in Texas